Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vectren Corporation
Evansville, Indiana

We consent to the incorporation by reference in Registration Statements (Nos. 333-118399 and 333-33684) on Form S-8 of Vectren Corporation of our report dated June 23, 2011, relating to the financial statements and supplemental schedule of the Vectren Corporation Retirement Savings Plan, which appears in this Annual Report on Form 11-K of the  Vectren Corporation Retirement Savings Plan for the year ended December 31, 2010.  Our report dated June 23, 2011 related to the financial statements and supplemental schedule expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Accounting Standards Update 2010-25, Plan Accounting- Defined Contribution Pension Plans (Topic 962): Reporting Loans to Participants by Defined Contribution Pension Plans.

/s/ McGladrey & Pullen LLP
McGLADREY & PULLEN LLP

Schaumburg, Illinois
June 23, 2011